As filed with the Securities and
Exchange Commission on August 17, 2001             Registration No. 333-
============================================================================

                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                               _______________

                                  Form S-8
                           REGISTRATION STATEMENT
                                    under
                         THE SECURITIES ACT OF 1933

                               _______________

                    Westborough Financial Services, Inc.
           (Exact name of registrant as specified in its charter)

         Massachusetts                                      04-3504121
(State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                         Identification No.)

                             100 E. Main Street
                            Westborough, MA 01581
                               (508) 366-4111
        (Address, including Zip Code, of principal executive offices)

                               _______________

         Westborough Financial Services, Inc. 2001 Stock Option Plan
                                     and
 Westborough Financial Services, Inc. 2001 Recognition and Retention Plan

                          (Full title of the Plans)

                               _______________

                          Mr. Joseph F. MacDonough
                    President and Chief Executive Officer
                              Westborough Bank
                             100 E. Main Street
                            Westborough, MA 01581
                               (508) 366-4111

                                  Copy to:
                          Richard A. Schaberg, Esq.
                  1700 Pennsylvania Avenue, N.W., Suite 800
                            Washington, DC 20006
                               (202) 347-8400
           (Name and address, including Zip Code, telephone number
                    and area code, of agent for service)

                               _______________

                       CALCULATION OF REGISTRATION FEE

===========================================================================================================
                                                     Proposed Maximum    Proposed Maximum       Amount of
Title of Securities                  Amount to        Offering Price         Aggregate         Registration
to be Registered                 be Registered(1)        Per Share       Offering Price (2)         Fee
-----------------------------------------------------------------------------------------------------------

Common Stock, $0.01 par value         77,487               (2)               $980,419.20          $245.11
===========================================================================================================

<F1>  Based on the total number of shares of common stock of Westborough
      Financial Services, Inc. (the "Company") reserved for issuance upon the exercise of options granted pursuant to the Westborough Financial Services, Inc. 2001 Stock Option Plan ("Option Plan") and the total number of shares of common stock authorized for awards under the Westborough Financial Services, Inc. 2001 Recognition and Retention Plan (the "RRP"). There are 55,348 shares of common stock reserved for awards under the Option Plan and 22,139 shares authorized for awards under the RRP (collectively, the "Plans"). In addition to such shares, this registration statement also covers an undetermined number of shares of common stock of the Company that, by reason of certain events specified in the Plans, may become issuable upon exercise of options or grant of awards through the application of certain anti-dilution provisions.
<F2>  Estimated solely for purpose of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933, pursuant to which a total of 45,600 shares subject to outstanding options are deemed to be offered at $10.312 per share and a total of 31,887 restricted shares and shares that may be acquired upon exercise of options granted in the future are deemed to be offered at $16.00 per share, the average of the daily high and low sales prices of common stock of the Company on the Over the Counter Bulletin Board at the close of trading on August 13, 2001.

============================================================================

                                   PART I

            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

      Not required to be filed with the Securities and Exchange Commission (the "Commission").

Item 2.  Registrant Information and Employee Plan Annual Information.

      Not required to be filed with the Commission.

      Note: The documents containing the information specified in this Part I will be sent or given to participants as specified by Rule 428(b)(1) promulgated by the Securities Act of 1933, as amended ("Securities Act"). Such documents need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute prospectuses that meet the requirements of Section 10(a) of the Securities Act.

                                   PART II

Item 3.  Incorporation of Documents by Reference.

      The following documents and information heretofore filed with the Commission by Westborough Financial Services, Inc. (the "Registrant") (File No. 000-27997) are incorporated by reference in this registration statement and the prospectuses to which this registration statement relates:

      (1) the description of Westborough Financial's common stock contained in Westborough Financial's Registration Statement on Form SB-2 dated June 4, 1999, Registration No. 333-80075, as amended by Amendment No. 1 to Form SB-2 dated October 1, 1999, and any amendments thereto;

      (2) Westborough Financial's Annual Report on Form 10-KSB for the year ended September 30, 2000; and

      (3) Westborough Financial's Quarterly Reports on Form 10-QSB for the periods ending December 31, 2000, March 31, 2001, and June 30, 2001.

      All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filings specifically set forth above and prior to the date of the termination of the offering of the common stock offered hereby shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

      Westborough Financial Services, Inc. will provide without charge to each person to whom the prospectuses are delivered, upon request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written requests should be directed to Joseph F. MacDonough, Westborough Financial Services, Inc., 100 East Main Street, Westborough, Massachusetts 01581, telephone number (508) 366-4111.

      All information appearing in this registration statement and the prospectuses is qualified in its entirety by the detailed information appearing in the documents incorporated herein or therein by reference.

Item 4.  Description of Securities.

      Not applicable.

Item 5.  Interests of Named Experts and Counsel.

      Not applicable.

Item 6.  Indemnification of Directors and Officers.

      Article VI, Section 6.7 of the Articles of Organization of Westborough Financial Services, Inc. (the "Company") provides that any person involved in a proceeding by reason of his or her position as a director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise, will be indemnified and held harmless to the fullest extent allowed by the Massachusetts Business Corporation Law. Such persons are indemnified against all expense, liability and loss caused by acts in good faith and reasonably believed to be in the best interests of the Company. Proceedings initiated by the indemnitee himself must be authorized by the Board of Directors of the Company, except for suits brought to enforce a right to indemnification. Section 6.7 further provides that the Company may maintain insurance to protect itself and any director, officer, employee or agent against any expense, whether or not the Company would have the power under the Massachusetts Business Corporation Law to indemnify such person for the expense. Section 6.7 additionally grants the Company the right to execute independent indemnification contracts on any terms not prohibited by law.

      Article VI, Section 6.8 of the Company's Articles of Organization relieves directors from personal liability for breaches of their fiduciary duties. However, Section 6.8 does not eliminate or limit such liability (i) for any breach of a director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Sections 61 or 62 of Chapter 156B of the General Laws of the Commonwealth of Massachusetts, or (iv) with respect to any transaction from which the director derived an improper personal benefit.

      Article XI of The Westborough Bank's (the "Bank") Bylaws provide that it shall indemnify any person against whom an action is brought or threatened because that person is or was a legal representative, director, officer, employee or agent of the Bank, provided that such person acted in good faith in the reasonable belief that such action was in, or not opposed to, the best interest of the Bank.

      Article VI of the Bylaws of Westborough, MHC (the "Mutual Company") provides for indemnification of officers, corporators, trustees and employees for actions taken in good faith and reasonably believed to be in the best interests of the Mutual Company. Article VI also contains provisions on insurance and independent indemnification contracts that are similar to the provisions of Section 6.7 of the Company's Articles of Organization.

      The Company is party to an Employment Agreement with each of Messrs. Joseph F. MacDonough and John L. Casagrande (the "Senior Executives"). These Employment Agreements provide for the Company to indemnify and insure the Senior Executives against personal liability for acts or omissions in connection with service to the Company or the Bank. The insurance coverage provided to the Senior Executives is required to be of the same scope and on the same terms and conditions as the coverage (if any) provided to other current or former officers or directors of the Company and the Bank. The Company must also indemnify the Senior Executives to the fullest extent and on the most favorable terms and conditions that similar indemnification is offered to any current or former director or officer of the Company, the Bank, or any subsidiary or affiliate thereof.

Item 7.  Exemption from Registration Claimed.

      Not applicable.

Item 8.  Exhibits.

      See the Exhibits Index.

Item 9.  Undertakings.

      A.    Rule 415 offering. The undersigned Registrant hereby undertakes:
            ------------------

            1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  a. To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  b. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            2. That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      B.    Filings incorporating subsequent Exchange Act documents by
            ----------------------------------------------------------
            reference. The undersigned Registrant hereby undertakes that,
            ----------
            for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
            Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C.    Incorporated annual and quarterly reports. The undersigned
            ------------------------------------------
            Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

      D.    Filing of registration on Form S-8. Insofar as indemnification
            -----------------------------------
            for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant for expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westborough, Commonwealth of Massachusetts on the 31 day of July, 2001.

                                       Westborough Financial Services, Inc.
                                       (Registrant)


                                       By:  /s/ Joseph F. MacDonough
                                            --------------------------------
                                            Joseph F. MacDonough
                                            President, Chief Executive
                                            Officer and Director

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         SIGNATURE                        TITLE                    DATE
         ---------                        -----                    ----

/s/ Joseph F. MacDonough       President, Chief Executive      July 30, 2001
---------------------------    Officer (Principal Executive
Joseph F. MacDonough           Officer) and Director

/s/ John L. Casagrande         Vice President and Treasurer    July 30, 2001
---------------------------    (Principal Financial and
John L. Casagrande             Accounting Officer)

                               Director                        July 30, 2001
---------------------------
Nelson P. Ball

/s/ Edward S. Bilzerian        Director                        July 30, 2001
---------------------------
Edward S. Bilzerian

/s/ David E. Carlstrom         Director                        July 30, 2001
---------------------------
David E. Carlstrom

/s/ William W. Cotting, Jr.    Director                        July 30, 2001
---------------------------
William W. Cotting, Jr.

/s/ Robert G. Daniel           Director                        July 30, 2001
---------------------------
Robert G. Daniel

/s/ Earl H. Hutt               Director                        July 30, 2001
---------------------------
Earl H. Hutt

/s/ Walter A. Kinell, Jr       Director                        July 30, 2001
---------------------------
Walter A. Kinell, Jr.

/s/ Robert A. Klugman          Director                        July 30, 2001
---------------------------
Robert A. Klugman

/s/ Roger B. Leland            Director                        July 30, 2001
---------------------------
Roger B. Leland

                               Director                        July 30, 2001
---------------------------
Paul F. McGrath

/s/ Charlotte C. Spinney       Director                        July 30, 2001
---------------------------
Charlotte C. Spinney

/s/ Phyllis A. Stone           Director                        July 30, 2001
---------------------------
Phyllis A. Stone

/s/ James E. Tashjian          Director                        July 30, 2001
---------------------------
James E. Tashjian

/s/ Daniel G. Tear             Director                        July 30, 2001
---------------------------
Daniel G. Tear

      Pursuant to the requirements of the Securities Exchange Act of 1933, the directors (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westborough, Commonwealth of Massachusetts, on July 30, 2001.

    Westborough Financial Services, Inc. 2001 Recognition and Retention Plan
                 Westborough Financial Services, Inc. 2001 Stock Option Plan


                                       /s/ Joseph F. MacDonough
                                       -----------------------------------
                                       By: Joseph F. MacDonough
                                           President, Chief Executive
                                           Officer and Director

                               EXHIBITS INDEX

Exhibit
Number               Description of Exhibits
----------------------------------------------------------------------------

 4.1 Articles of Organization of Westborough Financial Services, Inc., incorporated by reference to the Registrant's Registration Statement on Form SB-2, dated October 1, 1999, Registration No. 333-80075, and any amendments thereto.

 4.2 Bylaws of Westborough Financial Services, Inc., incorporated by reference to the Registrant's Registration Statement on Form SB-2, dated October 1, 1999, Registration No. 333-80075, and any amendments thereto.

 4.3 Form of Stock Certificate of Westborough Financial Services, Inc., incorporated by reference to the Registrant's Registration Statement on Form SB-2, dated October 1, 1999, Registration No. 333-80075, and any amendments thereto.

 5.1 Opinion of Thacher Proffitt & Wood as to the legality of the securities being registered.

23.1    Consent of Wolf & Company, P.C.

23.2    Consent of Thacher Proffitt & Wood (included in Exhibit 5.1).

99.1 Westborough Financial Services, Inc. 2001 Stock Option Plan filed on December 26, 2000 as Appendix A to Registrant's Proxy Statement on
        Schedule 14A, is incorporated herein by reference.

99.2 Westborough Financial Services, Inc. 2001 Recognition and Retention Plan filed on December 26, 2000 as Appendix B to Registrant's Proxy Statement on Schedule 14A, is incorporated herein by reference.